UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

January 18, 2005
Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-29089	06-1562417

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

630 Fifth Avenue, Suite 2100 New York, NY 10111		10111

(Address of principal executive offices)		(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release dated January 18, 2005
EX-99.2 Risk Factors

Item 8.01 Other Events

On January 18, 2005, Antigenics announced its plan to offer up to $60 million aggregate principal amount of convertible senior notes due 2025 in a private placement pursuant to the exemption from the registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended. Antigenics announced that it intends to use up to $10 million of the net proceeds from the sale of the notes to purchase shares of its outstanding common stock concurrently with the convertible note offering.

The Rule 135c press release relating to the offering is filed as Exhibit 99.1 and is incorporated herein by reference. Attached as Exhibit 99.2 are updated business risks for Antigenics.

Item 9.01 Financial Statements and Exhibits

     The following exhibits are included herewith:

Exhibit No.	Description of Exhibit
99.1	Press release dated January 18, 2005, issued by Antigenics Inc., announcing its intent to offer, in a private placement, up to $60 million aggregate principal amount of convertible senior notes due 2025.

99.2	Risk factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

	By:	/s/ Garo H. Armen

Date: January 18, 2005		Garo H. Armen, Ph.D. Chairman and Chief Executive Officer

EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press release dated January 18, 2005, issued by Antigenics Inc., announcing its intent to offer, in a private placement, up to $60 million aggregate principal amount of convertible senior notes due 2025.

99.2	Risk factors